Varian Biopharmaceuticals Inc.

Financial Statements

For Year Ended December 31, 2020 and

From Inception (July 1, 2019) to December 31, 2019

Varian Biopharmaceuticals, Inc.

For the Year Ended December 31, 2020 and

From Inception (July 1, 2019) to December 31, 2019

INDEX

Report of Independent Registered Public Accountants	1-2
Consolidated Balance Sheets	3
Consolidated Statements of Operations	4
Consolidated Statements of Members’ Interests and Stockholders’ Deficit	5
Consolidated Statements of Cash Flows	6
Notes to Consolidated Financial Statements	7-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders, Board of Directors and Management

Varian Biopharmaceuticals, Inc

Opinion on the financial statements

We audited the accompanying consolidated balance sheets of Varian Biopharmaceuticals, Inc. and subsidiary (“the Company”) as of December 31, 2020 and December 31, 2019 and the related consolidated statements of income and comprehensive income, stockholders’ deficit, and cash flows for and the year ended December 31, 2020 and the period from inception (July 1, 2019) to December 31, 2019 and the related notes (collectively referred to as “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the results of its income and cash flows for and the year ended December 31, 2020 and period from inception (July 1, 2019) to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements were prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, as of December 31, 2020, the Company had recurring losses from operations and a stockholder’s deficit. These conditions, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America (“US GAAS”). Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

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Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter (CAMs)

CAMs are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no CAMs.

We have served as the Company’s auditor since 2021.

/s/ Prager Metis CPA’s LLP

El Segundo, California

March 15, 2021

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VARIAN BIOPHARMACEUTICALS, INC
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2020 AND 2019
	2020	2019

Cash and cash equivalents	$2,038	$—

Total Assets	$2,038	$—

Accounts payables	$415,335	$20,884
Loan payable	21,396	—
Accrued expenses	177,500	—

Total Liabilities	614,231	20,884

Members' equity	—	—
Common Stock 30,000,000 shares issued and outstanding, $0.0001 par value	3,000	600
Additional Paid in Capital	(600)	(600)
Accumulated deficit	(614,593)	(20,884)

Total stockholders' deficit	(612,193)	(20,884)

Total Liabilities and Stockholders' Deficit	$2,038	$—

The accompanying notes are an integral part of these consolidated financial statements

3

VARIAN BIOPHARMACEUTICALS, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020 AND FROM INCEPTION (JULY 1 2019) TO DECEMBER 31, 2019

	2020	From Inception to December 31, 2019

Revenues	$—	$—

SG&A	(412,150)	(20,884)
R&D	(181,559)	—

Operating Profit/ (loss)	(593,709)	(20,884)

Net loss	$(593,709)	$(20,884)

Basic Loss per share	$(0.02)	$(0.00)

Weighted average number of shares outstanding	30,000,000	6,000,000

The accompanying notes are an integral part of these consolidated financial statements

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VARIAN BIOPHARMACEUTICALS, INC
CONSOLIDATED STATEMENTS OF MEMBERS' INTEREST AND STOCKHOLDERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2020 AND FROM INCEPTION (JULY 1 2019) TO DECEMBER 31, 2019

	Members Equity		Common Stock
	Units	Amount ($)	Shares	Amount ($)	Additional paid in Capital ($)	Accumulated Deficit ($)	Total Stockholders' Deficit ($)

Balance July 1, 2019 (date of inception)	—	$—	—	$—	$—	$—	$—
Units issued to members	5,453,750	—	—	—	—	—	—
Shares issued to members upon acquisition in exchange for units held	(5,453,750)	—	6,000,000	600	(600)	—	—
Net Loss	—	—	—	—	—	(20,884)	(20,884)
Balance at December 31, 2019	—	—	6,000,000	600	(600)	(20,884)	(20,884)

Issuance of Common Stock upon Merger	—	—	24,000,000	2,400	—	—	2,400
Net Loss	—	—	—	—	—	(593,709)	(593,709)

Balance, December 31, 2020	—	$—	30,000,000	$3,000	$(600)	$(614,593)	$(612,193)

The accompanying notes are an integral part of these consolidated financial statements

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VARIAN BIOPHARMACEUTICALS, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2020 AND FROM INCEPTION (JULY 1 2019) TO DECEMBER 31, 2019

	2020	From Inception to December 31, 2019

Net loss	$(593,709)	$(20,884)

Adjustment to Net loss:
Non-cash compensation	672	—

Cash flows from operating activities:
Change in payables	394,451	20,884
Change in accrued expenses	177,500
		—
Cash used in operating activities	(21,086)	—

Cash flows from financing activities:
Proceeds from loans	21,396	—
Proceeds from sale of common stock	1,728	—

Cash provided by financing activities:	23,124	—

Change in cash	2,038	—

Beginning cash balance	—	—

Ending cash balance	$2,038	$—

Supplemental disclosures of cash flows information:
Interest paid:	$—	$—
Taxes paid:	$—	$—

Supplemental disclosures of cash flows activities:
Non-cash financing activities:
Issuance of 6 millions shares in exchange for membership units	$600	$—

The accompanying notes are an integral part of these consolidated financial statements

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Varian Biopharmaceuticals, Inc.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2020 and

From Inception (July 1, 2019) to December 31, 2019

(1) ORGANIZATION AND BASIS OF PRESENTATION

Varian Biopharmaceuticals, Inc. (the “Company”) was incorporated in Florida on June 8, 2020 as Varian Oncology Inc. On July 2, 2020, Varian Oncology Inc. merged with Varian Biopharmaceuticals LLC (VB LLC), a Delaware LLC. Varian Oncology Inc. (VOI) had no operations, no assets or liabilities at the date of merger. At the date of merger, Varian Oncology Inc., basically inherited the operations of Varian Biopharmaceuticals LLC. After the merger, Varian Biopharmaceuticals LLC was liquidated, and the new entity was named Varian Biopharmaceuticals Inc.

The sole asset of the Company is an exclusive license from Cancer Research UK (“CRUK”) for multiple small molecule kinase inhibitors, which was acquired in return for annual license fees, future milestone payments and royalties, all related to development and commercialization of the technology, if achieved (see Note 6). Prior to the merger, VB LLC had expenses and accounts payables totaling $337,905. VOI issued 6 million shares to VB LLC unit holders, which were recorded at $672 ( par value of $ 0.0001) as VOI had no business or operation and assumed the payables of $ 337,905, which are included in accounts payables of $415,338 as of December 31, 2020.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements are presented in accordance with accounting principles generally accepted (GAAP) in the United States. Based on the significance of VB LLC’s business prior to the acquisition, compared to VOI’s operations, VB LLC is the predecessor to VOI. VOI succeeded to the business of VB LLC and had no operations, assets or liabilities of its own. Accordingly, the financial statements of VB LLC are presented as the financial statements of predecessor as recapitalized and of the successor for all periods and no goodwill was recorded.

 USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company has not recognized any revenues from its operations.

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Varian Biopharmaceuticals, Inc.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2020 and

From Inception (July 1, 2019) to December 31, 2019

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents.

SG&A

SG&A expenses primarily consist of personnel, contractors, expenses to support our administrative and operating activities and professional expenses (e.g. legal expenses). These expenses are detailed below:

SG&A Summary	2020	From Inception (July 1, 2019) to December 31, 2019
Legal expenses post merger	$77,432	$—
Legal expenses pre merger	136,322	20,884
Accrued expenses (salaries/consultant fees)	177,500	—
Payment to Cancer Research UK	10,000	—
Payment for D&O Insurance	10,896	—
	$412,140	$20,884

ACCRUED EXPENSES

Because we have not generated any revenues and we have limited liquidity, we have accounted for certain salaries and contractor payments as accrued expenses. At December 31, 2020, detailed accrued expenses as below:

Jeff Davis salary	100,000.00
Todd Wider consulting fees	60,000.00
Fredric Zaino board fees	17,500.00

Accrued expenses	177,500.00

LOSS PER COMMON SHARE

The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents and is determined by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. At December 31, 2020, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

8

Varian Biopharmaceuticals, Inc.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2020 and

From Inception (July 1, 2019) to December 31, 2019

INCOME TAXES

The Company accounts for income taxes under the provisions of Accounting Standards Codification (“ASC”) ASC-740 “Accounting for Income Taxes”. ASC-740 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

In addition, ASC-740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes and has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. The Company has identified its federal income tax return and its state franchise tax return in Florida as “major” tax jurisdictions, as defined. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on the Company’s financial condition, results of operations, or cash flow. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC-740.

From inception to July 8, 2020 the entity operated as an LLC. Losses of the LLC of $ 337, 905 pass-through to the members. From July 8, 2020 to December 31, 2020 NOLs were $255,204, for which no benefit is currently being recognized due to the uncertainty of collection. A 100% valuation allowance has been made in these financial statements.

Had the Company been a C corporation from inception, net operating loss carry forward for would have been $614,593 for the year ended December 31, 2020. Credit for income tax for the year ended December 31, 2020 and for the period from inception( July 1, 2019) to December 31, 2019 would have been $ 124,679 and $ 4,386, respectively.

FAIR VALUE MEASUREMENTS

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

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Varian Biopharmaceuticals, Inc.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2020 and

From Inception (July 1, 2019) to December 31, 2019

The estimated fair value of certain financial instruments, including, payables to related parties, and accrued liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no financial instruments measured at fair value

NEW ACCOUNTING PRONOUNCEMENTS

From time to time new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations and cash flows when implemented.

(3) GOING CONCERN

At Dec 31, 2020, Varian Biopharmaceuticals had payables totaling $415,335, loans payable of $21,396 and accrued expenses of $177,500.

The Company does not expect existing cash as of December 31, 2020 to be sufficient to fund the Company’s operations for at least twelve months from the date the financial statements are issued. The Company will seek additional capital through equity offerings or debt financing. However, such financing may not be available in the future on favorable terms, if at all. If adequate financing is not available, the Company may be required to delay, reduce the scope of, or eliminate one or more of its product development programs, or be unable to continue operations over a longer term.

The Company has incurred recurring losses and negative cash flows, has not yet generated any revenue from operations, and will require additional funds to maintain its operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year after these consolidated financial statements are issued. No adjustments have been made to these consolidated financial statements as a result of these uncertainties.

We require substantial capital for our development programs and operating expenses, to pursue regulatory clearances and to prosecute and defend our intellectual property rights. We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. We anticipate that our expenses will increase substantially if and as we:

·	continue our research and preclinical development of our product candidates;
·	expand the scope of our development into clinical studies for our product candidates;

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Varian Biopharmaceuticals, Inc.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2020 and

From Inception (July 1, 2019) to December 31, 2019

·	further develop the manufacturing process for our product candidates;
·	change or add additional manufacturers or suppliers;
·	seek regulatory and marketing approvals for our product candidates that successfully complete clinical studies;
·	seek to identify and validate additional product candidates;
·	acquire or in-license other product candidates and technologies;
·	make milestone or other payments under any license agreements;
·	maintain, protect and expand our intellectual property portfolio;
·	attract and retain skilled personnel;
·	build additional infrastructure to support our operations as a larger public company and our product development and planned future commercialization efforts, including manufacturing capacity; and
·	experience any delays or encounter issues with any of the above.

The net losses we incur may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of our results of operations may not be a good indication of our future performance

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities would dilute all of our stockholders. The incurrence of indebtedness would result in increased fixed payment obligations and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

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Varian Biopharmaceuticals, Inc.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2020 and

From Inception (July 1, 2019) to December 31, 2019

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product candidates or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

In December 2019, an outbreak of a novel strain of coronavirus (COVID-19) originated in Wuhan, China, and has since spread to a number of other countries, including the United States. On March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic. In addition, as of the time of the filing of this Annual Report, several states in the United States and elsewhere have declared states of emergency, and several countries around the world, including the United States, have taken steps to restrict travel. Any of these uncertainties could have a material adverse effect on the business, financial condition or results of operations. In addition, a catastrophic event that results in the destruction or disruption of the Company’s data centers or its critical business or information technology systems would severely affect the ability to conduct normal business operations and, as a result, the operating results would be adversely affected.

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and settle its liabilities in the normal course of business.

During 1Q 2021 the company is pursuing a reverse merger with another company. If successful in this reverse merger, management hope that the company will have sufficient liquidity to satisfy the payables currently due. Management also hope to raise additional capital subsequent to the reverse merger but at this stage, there is no committed source of capital.

(4) RELATED PARTY TRANSACTIONS

At December 31, 2020, the Company had loans and notes outstanding from Keystone Capital and Mr. Paul E. Mann (both shareholders) in the aggregate amount of $21,396, which represent amounts loaned to the Company to pay the Company’s operating expenses.

The following table details related party debt at December 31, 2020:

Keystone Capital (Keystone loan)	$10,500
Mr. Paul E. Mann (Mann loan)	$10,896

Keystone loan was made on August 3, 2020 and mature on August 2, 2022. Principal and accrued interest, if any, is payable on the maturity date. The loan is non-interest bearing. Interest has not been imputed as it is considered immaterial to the consolidated financial statements.

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Varian Biopharmaceuticals, Inc.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2020 and

From Inception (July 1, 2019) to December 31, 2019

Mann loan was made on September 25, 2020 and mature on September 24, 2022. Principal and accrued interest, if any, is payable on the maturity date. The loan is non-interest bearing. Interest has not been imputed as it is considered immaterial to the consolidated financial statements.

In July 2020, the Company entered into an employment agreement with Jeffrey Davis (a Director and a Shareholder) to act as the Company’s Chief Executive Officer. Under the terms of the agreement Mr. Jeffrey Davis would receive an annual salary of $200,000 per annum. At December 31, 2020, the Company has accrued expenses owed to Mr. Jeffrey Davis of $100,000. The employment agreement also allows for a bonus but for 2020, no bonus was awarded.

In July 2020, the Company entered into a consulting agreement with Todd Wider, MD (a Director and a Shareholder) to assist the company with clinical related matters. Under the terms of the agreement Todd Wider, MD would receive a monthly payment of $10,000. At December 31, 2020, the Company has accrued expenses owed to Todd Wider, MD of $60,000.

In July 2020, the Company entered into a board member agreement with Mr. Fredric Zaino (a Director and a Shareholder) to act as a board member. Under the terms of the agreement Mr. Fredric Zaino would receive an annual board fee of $35,000 per annum. At December 31, 2020, the Company has accrued expenses owed to Mr. Fredric Zaino of $17,500. Fredric Zaino resigned from the board of directors effective December 18, 2020. Mr. Daniel Wainstein replaced Mr. Fredric Zaino as a board member on December 21, 2020.

(5) INCOME TAXES

A reconciliation of income taxes computed at the statutory rate of 21% to the income tax amount recorded is as follows:

	2020	2019

Income tax expense (credit) at statutory rate	$(53,593)	$—
Non deductible expenses	—	—

Change in valuation allowance	53,593	—
Income tax expense (credit)	$—	$—

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Varian Biopharmaceuticals, Inc.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2020 and

From Inception (July 1, 2019) to December 31, 2019

The components of the Company’s deferred tax asset as of December 31, 2020 are as follows:

	2020	2019

Deferred tax asset - Operating loss carry forward	$53,593	$—

Valuation allowance	(53,593)	—
Deferred tax asset	$—	$—

As of December 31, 2020, the Company had certain federal net operating loss carryovers (“NOLs”), of $255,204. Further, utilization of the NOLs may be subject to limitation under the Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs because it is more likely than not that all of the deferred tax asset will not be realized.

The Company will file income tax returns in the United States federal jurisdiction. No tax returns are currently under examination by any tax authorities.

(6) LICENSE FOR CANCER RESEARCH UK (CRUK)

The Company has an exclusive license from CRUK to develop one or more topical products and one or more non-topical products that are azaquinazoline inhibitors of atypical protein kinase C. In addition, the Company can seek regulatory approvals and commercialize such licensed products (see Note 1).

The license was obtained in return for annual license fees of $10,000 per annum, future milestone payments and royalties, all related to development and commercialization of the technology, if achieved.

(7) SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these consolidated financial statements were issued. Based on managements’ evaluation, no events have occurred that require disclosure or adjustments to the consolidated financial statement.

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